              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                          TCW/DW GLOBAL TELECOM TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                                     _                                    _
                                   |       ______________________  |
FORMULA:                           |      |            |
                                   | /\ n |            ERV     |
                   T  =            |   \  |    -------------  | - 1
                                   |    \ |             P    |
                                   |     \|            |
                                   |_                  _|

                   T = AVERAGE ANNUAL COMPOUND RETURN
                   n = NUMBER OF YEARS
                 ERV = ENDING REDEEMABLE VALUE
                   P = INITIAL INVESTMENT

                                                                        (A)
  $1,000         ERV AS OF    NUMBER OF     AVERAGE ANNUAL      CUMULATIVE
INVESTED - P     30-Nov-96    YEARS - n     COMPOUND RETURN-T   TOTAL RETURN
------------     ---------    ---------     -----------------   ------------

 28-Aug-96       $1,020.00       0.26          N/A                 2.00%




(B) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)
(C) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

                                   _                            _
                                   |       ______________________  |
FORMULA:                           |      |             |
                                   | /\  n |            EV      |
                    t  =           |   \  |       ------------- | - 1
                                   |    \ |             P      |
                                   |     \|             |
                                   |_                   _|

                                        EV
                   TR  =            ----------     - 1
                                         P


                  t = AVERAGE ANNUAL COMPOUND RETURN
                      (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
                  n = NUMBER OF YEARS
                 EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
                  P = INITIAL INVESTMENT
                 TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                 (B)                        (C)
 $1,000        EV AS OF         TOTAL         NUMBER OF    AVERAGE ANNUAL
INVESTED - P     30-Nov-96     RETURN - TR    YEARS - n    COMPOUND RETURN - t
------------   -----------     -----------    ---------    -------------------
28-Aug-96        $1,070.00      7.00%          0.26              N/A

(D)                  GROWTH OF $10,000
(E)                  GROWTH OF $50,000
(F)                  GROWTH OF $100,000

FORMULA:             G= (TR+1)*P
                     G= GROWTH OF INITIAL INVESTMENT
                     P= INITIAL INVESTMENT
                     TR= TOTAL RETURN SINCE INCEPTION


              TOTAL        (D) GROWTH OF          (E) GROWTH OF           (F) GROWTH OF
INVESTED - P  RETURN - TR  $10,000 INVESTMENT-G   $50,000 INVESTMENT-G    $100,000 INVESTMENT-G
------------  -----------  --------------------   ---------------------   ---------------------
   28-Aug-96        7.00          $10,700              $53,500                $107,000